Exhibit 99.1
TEMTEC INTERNATIONAL B.V.
Consolidated Financial Statements
As of and for the Year Ended December 31, 2005

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders
of Temtec International B.V.
We have audited the accompanying consolidated balance sheet of Temtec International B.V. and subsidiaries as of December 31, 2005 and the related consolidated statement of income, stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2005, and the results of it’s operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte Accountants B.V.
Eindhoven, The Netherlands
August 29, 2006

Temtec International B.V.
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2005

EURO
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	€98,169
Accounts receivable, net of allowances of €47,995	2,240,125
Prepaid expenses and other	318,376

Total current assets	2,656,670

RESTRICTED CASH	19,267

PROPERTY AND EQUIPMENT, Net	187,698

TOTAL	€2,863,635

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	€344,680
Accrued expenses	441,921
Deferred revenue	1,804,280
Current portion of debt	290,822

Total current liabilities	2,881,703

NOTE PAYABLE — RELATED PARTY	159,986

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS’ EQUITY:
Common stock, Euro 500 par value; 640 shares authorized; 192 shares issued and outstanding per December 31, 2005	96,000
Additional paid-in capital	354,668
Accumulated deficit	(610,073)
Accumulated other comprehensive loss	(18,649)

Total stockholders’ equity	(178,054)

TOTAL	€2,863,635

See notes to consolidated financial statements.

Temtec International B.V.
CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2005

EURO
REVENUES
Software licenses	€2,318,634
Professional services and maintenance	2,482,814

Total revenues	4,801,448

COSTS OF REVENUES	956,467

GROSS MARGIN	3,844,981

OPERATING EXPENSES:
Research and development	489,212
Sales and marketing	3,181,265
General and administrative	859,795

Total operating expenses	4,530,272

LOSS FROM OPERATIONS	(685,291)

NON-OPERATING (EXPENSE) INCOME:
Interest expense, net	(20,540)
Other expense, net	(27,271)

LOSS BEFORE INCOME TAXES	(733,102)

INCOME TAX BENEFIT	37,342

NET LOSS	€(695,760)

See notes to consolidated financial statements.

Temtec International B.V.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
YEAR ENDED DECEMBER 31, 2005

				Accumulated
			Retained	Other
		Additional	Earnings	Comprehensive
	Common	Paid-in	(Accumulated	(Loss)
	Stock	Capital	Deficit)	Income	Total
BALANCES, January 1, 2005	€96,000	€354,668	€85,687	€(53,373)	€482,982
Net loss			(695,760)		(695,760)
Foreign currency exchange translation adjustments				34,724	34,724

Comprehensive loss					(661,036)

BALANCES, December 31, 2005	€96,000	€354,668	€(610,073)	€(18,649)	€(178,054)

See notes to consolidated financial statements.

Temtec International B.V.
CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2005

EURO
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	€(695,760)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	94,329
Accounts receivable	(579,362)
Prepaid expenses and other assets	(187,728)
Accounts payable	219,744
Accrued and other liabilities	968,960

Net cash used in operating activities	(179,817)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(70,620)

Net cash used in investing activities	(70,620)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under line of credit agreements, net	157,187
Payments on note payable — related party	(63,995)

Net cash provided by financing activities	93,192

Effect of exchange rate changes on cash	48,802

Decrease in cash and cash equivalents	(108,443)
CASH AND CASH EQUIVALENTS, Beginning of year	206,612

CASH AND CASH EQUIVALENTS, End of year	€98,169

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION —
Cash paid for interest	€26,260

Cash paid for income taxes	€36,821

See notes to consolidated financial statements.

TEMTEC INTERNATIONAL B.V.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2005
1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

Organization - Temtec International B.V. (the “Company”), a privately-held Netherlands company, is engaged in the development and sale of analytic software for creating, managing and delivering operational performance management applications throughout the enterprise.

These consolidated financial statements have been prepared for inclusion in an amendment to Form 8-K to be filed with the United States of America Securities and Exchange Commission as a result of the acquisition of the Company by Applix, Inc.

Principles of Consolidation - The consolidated financial statements include the accounts of Temtec International B.V. and all of its subsidiaries. All inter-company transactions and balances have been eliminated.

Use of Estimates - The preparation of financial statements and accompanying notes in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions in these financial statements relate to, among other items, the useful lives of property and equipment, domestic and foreign income tax liabilities, valuation of deferred tax assets, the allowance for doubtful accounts and accrued liabilities.

Cash and Cash Equivalents - The Company considers all highly liquid investments purchased with original maturities of less than three months at the date of purchase to be cash equivalents.

Restricted Cash - Restricted cash represents deposits placed with a financial institution as collateral for letters of credit issued to a lessor.

Concentration of Credit Risk and Allowance for Doubtful Accounts - Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents and accounts receivable. The Company’s cash equivalents consist of checking and savings accounts, money market accounts, and certificates of deposit. The Company’s accounts receivables are derived from services provided to enterprises and the sale of the Company’s software licenses. The Company performs ongoing credit evaluations of its customers’ financial condition and limits the amount of credit extended when deemed necessary, but generally requires no collateral.

An allowance for doubtful accounts is provided for customer accounts receivable, which management believes may not be collectible. The following table provides a rollforward of the allowance for doubtful accounts for the year ended December 31, 2005 (in euros):

Balance, beginning of year	€—
Bad debt expense	79,081
Write-offs	(31,086)

Balance, end of year	€47,995

Certain Significant Risks and Uncertainties - The Company operates in a rapidly changing environment, and accordingly, can be affected by a variety of factors. For example, management of the Company believes that changes in any of the following areas could have a significant negative effect on the Company in terms of its future financial position, results of operations or cash flows: ability to increase revenues; the hiring, training and retention of key employees; market acceptance of the Company’s products and services; fundamental changes in the technology underlying the Company’s software products; arbitration, litigation or other claims against the Company; changes in the regulatory environment; undetected errors or delays in new products; product introductions by competitors and price competition; and the ability to obtain additional financing.
Property and Equipment - Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of 3 to 5 years as detailed below.

Estimated
Useful Life
Asset Type	(In Years)
Furniture and fixtures	5
Computer equipment	3
Software	3
Long-Lived Assets - The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No impairments have been recorded to date.
Revenue Recognition - The Company generates revenues mainly from licensing the rights to use its software products and providing services. The Company sells products primarily through a direct sales force, indirect channel partners and original equipment manufacturers (“OEMs”). The Company accounts for software revenue transactions in accordance with Statement of Position (“SOP”) 97-2, “Software Revenue Recognition,” as amended. Revenues from software arrangements are recognized when:
•	Persuasive evidence of an arrangement exists, which is when a non-cancelable sales and software license agreement has been signed, or purchase order has been received;

•	Delivery has occurred. Delivery occurs through electronic delivery of the License Code to the customer allowing him to download and activate the software;

•	The customer’s fee is deemed to be fixed or determinable and free of contingencies or significant uncertainties;

•	Collectibility is probable; and

•	Vendor specific objective evidence of fair value exists for all undelivered elements, maintenance and, in certain instances, professional services.
     The Company uses the residual method under SOP 98-9, “Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions”. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is allocated to the delivered elements and is recognized as revenue, assuming all other conditions for revenue recognition have been satisfied. Substantially all of the Company’s product revenue is recognized in this manner. If the Company cannot determine the fair value of any undelivered element included in an arrangement, the Company will defer revenue until all elements are delivered, until services are performed or until fair value of the undelivered elements can be objectively determined. In circumstances where the Company offers significant and incremental fair value discounts for future purchases of other software products or services to its customers as part of an arrangement, utilizing the residual method, the Company defers the value of the discount and recognizes such discount to revenue as the related product or service is delivered.
     As part of an arrangement, end-user customers typically purchase maintenance contracts and in certain instances, professional services. Maintenance services include telephone and Web-based support as well as rights to unspecified upgrades and enhancements, when and if the Company makes them generally available. Substantially all of the Company’s software license revenue is earned from perpetual licenses of off-the-shelf software requiring no modification or customization. Therefore, professional services are deemed to be non-essential to the functionality of the software and typically are for implementation planning, loading of software, training, building simple interfaces and running test data.
     Revenues from maintenance services are recognized ratably over the term of the maintenance contract period, which is typically one year, based on vendor specific objective evidence of fair value. Vendor specific objective evidence of fair value is based upon the amount charged when maintenance is sold separately, which is typically the contract’s renewal rate.
     Revenues for professional services are generally recognized on a time and material basis as services are delivered. These services typically do not relate to transactions involving software and related maintenance services. These services typically pertain to application design and development for strategic performance management, management reporting and analytics, and planning and forecasting. Revenues from professional services are generally recognized when: (1) a non-cancelable agreement for the services has been signed or a customer’s purchase order has been received; and (2) the professional services have been delivered.
     The Company’s license arrangements with its end-user customers and indirect channel partners do not include any rights of return, acceptance provisions or price protection, nor do arrangements with indirect channel partners typically include any sell-through contingencies.
     The Company’s arrangements with indirect channel partners and end-user customers do include a standard warranty provision whereby the Company will use reasonable efforts to cure material nonconformity or defects of the software from the Company’s published specifications. The standard warranty provision does not provide the indirect channel partners or end-user customer with the right of refund.
     At the time the Company enters into an arrangement, the Company assesses the probability of collection of the fee and the payment terms granted to the customer. For end-user customers and indirect channel partners, the Company’s typical payment terms are due within 30 to 90 days of the invoice date. If the payment terms for the arrangement are considered extended (generally, if payment is due greater than 90 days), the Company defers revenue under these arrangements and such revenue is recognized, assuming all other conditions for revenue recognition have been satisfied, when the payment of the arrangement fee becomes due.
Research and Development - Research and development costs are expensed as incurred. Capitalization of computer software developed for resale is accounted for in accordance with FASB Statement No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed.
Accordingly, capitalization of software costs begins upon the establishment of technological feasibility,

generally demonstrated by a working model or an operative version of the computer software product. As of December 31, 2005, no such internal research and development costs qualified for capitalization and accordingly no such amounts were capitalized as of December 31, 2005.
Income Taxes - The Company accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for income tax reporting purposes, net operating loss carry forwards and other tax credits measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce deferred tax assets to an amount that is more likely than not to be realized.
Foreign Currency Translation — The Company considers the functional currency of its foreign subsidiaries to be the local currency, and accordingly, the financial statements of the foreign subsidiaries are translated into Euros using exchange rates in effect at the period end for assets and liabilities and average exchange rates during each reporting period for the results of operations. Adjustments resulting from translation of foreign subsidiary financial statements are reported on the balance sheet in accumulated other comprehensive income (loss) within stockholders’ equity. The Company has determined that its inter-company payables and receivables balances with its foreign subsidiaries are short-term in nature and as a result, the Company re-measures these balances at each period end and records any related foreign currency gains and losses in its consolidated statements of operations. The short-term inter-company balances with its foreign subsidiaries are denominated in the British pound and the U.S. dollar.
Comprehensive Loss - Components of comprehensive loss include net loss as well as gains and losses from foreign currency translation adjustments.
Advertising Expense - Advertising costs are expensed as incurred. Advertising expense amounted to Euro 283,663 in 2005.
Recently Issued Accounting Standards
     In November 2005, the FASB issued FASB Staff Position FAS115-1/124-1, The meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments (“FSP FAS 115-1/124-1”). This position amends FASB Statements No. 115, Accounting for Certain Investments in Debt and Equity Securities, and No. 124, The Equity Method of Accounting for Investments in Common Stock. This position specifies guidance to be used in determining whether an investment is other than temporarily impaired. This position is effective for reporting periods beginning after December 15, 2005. The Company does not expect adoption of this statement to have a material impact on its financial position or results of operations.
     In July 2006, the Financial Accounting Standards Board issued Interpretation No. (FIN) 48, “Accounting for Uncertainty in Income Taxes,” which is effective January 1, 2007. The purpose of FIN 48 is to clarify and set forth consistent rules for accounting for uncertain tax positions in accordance with SFAS 109, “Accounting for Income Taxes” by requiring the application of a “more likely than not” threshold for the recognition and de-recognition of tax positions. The Company is currently assessing what impact, if any, the adoption of this statement will have on its consolidated financial statements.

2.	BALANCE SHEET DETAILS

Property and Equipment

December 31,
2005
EURO
Furniture and Fixtures	€211,301
Computer Equipment	361,349
Software	102,334
Accumulated depreciation and amortization	(487,286)

Property and equipment, net	€187,698

Accrued expenses

December 31,
2005
EURO
Accrued holiday allowance obligations	€100,069
Accounts payable	132,023
Accrued taxes and social security obligations	100,172
Accrued salaries and commissions	96,760
Other accrued expenses	12,897

Total	€441,921

3.	DEBT
Credit Facility — The Company has a credit facility available with Fortis Bank (“Fortis”) of Euro 500,000 with an interest rate equal to 2.25% plus the Fortis’ base interest for balances owed on the credit facility less than or equal to Euro 225,000 and an interest rate equal to 2.75% plus the Fortis base interest for balances owed on the credit facility greater than Euro 225,000. Interest accrued on the facility at a rate of 5.4% as of December 31, 2005. As of December 31, 2005, the amount outstanding under the credit facility was Euro 290,822. The Agreement contains certain covenants that include, among other requirements, the maintenance of specified financial ratios. Substantially all assets of the Company are pledged as collateral as well as subordination of the Note Payable with Synergia Capital Partners B.V. The credit facility is guaranteed by Temtec USA, Inc. and Temtec UK Ltd., both of which are wholly owned subsidiaries of the Company.
Note Payable – Related Party - The Company has a convertible subordinated note payable (“Note Payable” with a shareholder, Synergia Capital Partners B.V., entered into in October 2000 with a principal amount of Euro 383,968 and an interest rate of 6.75%. As of December 31, 2005, an amount of Euro 159,986 was outstanding. The loan was convertible into shares of common stock of the Company only in the event that the Company is in default of the loan. The loan is also subordinated to the amounts outstanding under the credit facility with Fortis Bank and no redemption is allowed without permission of the Fortis Bank. The original maturity date of the note payable was October 1, 2005, but was extended in accordance with the note agreement as amounts were outstanding under the credit facility with Fortis Bank. The note payable was repaid by the former shareholders subsequent to the Company being acquired by Applix, Inc. in June 2006 (See Note 9).

4.	STOCKHOLDERS’ EQUITY

Common Stock

The Company has 640 authorized shares of Common Stock, Euro 500 par value per share. As of December 31, 2005, 192 shares of common stock were issued and outstanding.

5.	INCOME TAXES
     Income from operations before income taxes for the year ended December 31, 2005 was taxed under the following jurisdictions:

Netherlands	€(818,547)
United States	70,884
United Kingdom	14,561

Total	€(733,102)

     The components of the income tax (benefit) provision for the year ended December 31, 2005 are as follows:

Current:
Netherlands	€(56,411)
United States	15,861
United Kingdom	3,208

Total current	(37,342)

Deferred:
Netherlands	—
United States	—
United Kingdom	—

Total deferred	—

Total income tax benefit	€(37,342)

The approximate tax effect of each type of temporary difference and carry forward at December 31, 2005 is as follows:

Deferred tax assets (liabilities):
Net operating loss carry forwards	€479,201
Capitalized software costs	428,000
Deferred revenue	25,150
Prepaid expenses	(3,339)
Accounts receivable	13,895

Total deferred tax assets (liabilities)	942,907

Valuation allowance	(942,907)

Deferred tax assets, net	€—

The following schedule reconciles the difference between the statutory income tax rate and the effective income tax rate for the year ended December 31, 2005:

Netherlands statutory rate	€(229,906)
Foreign tax rate differentials	(9,826)
Increase in valuation allowance	205,275
Other	(2,885)

Income tax benefit	€(37,342)

     The effective tax rate during 2005 was lower than the statutory rate primarily due to an unbenefitted current year taxable loss.
     The Company had net operating loss carry forwards of approximately Euro 479,201 at December 31, 2005 for Dutch tax purposes. Under current legislation, these net operating losses can in principle be offset against taxable income in future years. However, legislation is pending to restrict the carry forward to 9 years. If this legislation is implemented, the 2005 net operating losses can in principle be offset against profits through the year 2014.
     A valuation allowance is established if it is more likely than not that all or a portion of the deferred tax asset will not be realized. As a result of the Company’s review of its available evidence supporting the deferred tax asset, the Company provided a valuation allowance for the full amount of the deferred tax asset due to the uncertainty of realization. Any subsequently recognized tax benefits relating to the valuation allowance for deferred tax assets as of December 31, 2005 would be reported in the statement of operations.
6. EMPLOYEE BENEFIT PLAN
     The Company operates defined contribution retirement benefit plans for all qualifying employees in the Netherlands. The assets of the plans are held separately from those of the Company in funds under the control of trustees. Where there are employees who leave the plans prior to vesting fully in the contributions, the contributions payable by the Company are reduced by the amount of forfeited contributions. The only obligation of the Company with respect to the retirement benefit plan is to make the specified contributions. The total cost charged to income of Euro 35,731 represents contributions payable to these schemes plans by the Company. As of December 31, 2005, contributions of Euro 7,194 due in respect of the current reporting period had not been paid over to the plans.

     The Company has a defined contribution 401(k) plan (the “Plan”) for all qualifying employees in the United States of America, in which all full time employees are eligible to participate once they have attained 21 years of age. The Company may make discretionary contributions to the Plan as determined by the Board of Directors. Employee and employer contributions vest immediately. The Company’s matching contribution to the Plan was Euro 25,556 (US$ 30,651) for the year ended December 31, 2005.
     During 2005, the Company did not offer an employment benefit plan for employees at Temtec UK Ltd.
7. COMMITMENTS AND CONTINGENCIES
Contingencies
     The Company is not aware of any pending litigation, to which the Company is or may become a party, which could result in a material adverse impact on its consolidated results of operations or financial condition.
     During the past years administrative regulation with regards to value-added tax (“VAT”) has changed. The Company is not able to demonstrate that they have fully complied with these changed regulations. Accordingly there is a potential risk that the Dutch tax authorities may question the VAT assessment as submitted by the Company. At this time, the Company cannot reasonably estimate an assessment, if any, that would result from this issue. Accordingly, no provision has been made in the financial statements. However, it is possible that provisions may be required in future periods if it becomes probable that an amount could be assessed and that amount can be reasonably estimated.
Indemnification
     The Company has frequently agreed to indemnification provisions in software license agreements with customers and in its real estate leases in the ordinary course of its business.
     With respect to software license agreements, these indemnifications generally include provisions indemnifying the customer against losses, expenses, and liabilities from damages that may be awarded against the customer in the event the Company’s software is found to infringe upon a patent or copyright of a third party. The software license agreements generally limit the scope of and remedies for such indemnification obligations in a variety of industry-standard respects, including but not limited to certain geography-based scope limitations, the right to replace or modify an infringing product, and the right to terminate the license and refund a portion of the original license fee within a defined period of time from the original licensing date if a remedy is not commercially practical. The Company believes its internal development processes and other policies and practices limit its exposure related to the indemnification provisions of the software license agreements. To date, the Company has not had to reimburse any of its customers for any losses related to these indemnification provisions.
     With respect to real estate lease agreements, these indemnifications typically apply to claims asserted against the landlord relating to personal injury and property damage which may occur at the leased premises, or to certain breaches of the Company’s contractual obligations. The term of these indemnification provisions generally survive the termination of the agreement, although the provision has the most relevance during the contract term and for a short period of time thereafter. The maximum potential amount of future payments that the Company could be required to make under these indemnification provisions is unlimited. The Company has purchased insurance that reduces its monetary exposure for landlord indemnifications. The Company has never paid any amounts to defend lawsuits or settle claims related to these indemnification provisions. Accordingly, the Company believes the estimated fair value of these indemnification arrangements is minimal.

Commitments
     The Company leases facilities and automobiles under various operating lease agreements. These leases have terms of 1 to 5 years. Future annual minimum lease payments under all non-cancelable operating leases are as follows:

EURO
2006	€280,435
2007	222,398
2008	166,624
2009	124,794
2010	29,707
2011 and thereafter	—

Total	€823,958

     Rent expense for the year ended December 31, 2005 was Euro 183,016.
8. RELATED PARTY TRANSACTION
     The Company has a lease obligation for certain of its office space located in the Netherlands, which is owned by two employees of the Company. The rent expense relating to this office space is approximately €25,000 annually through the remaining term of the lease, May 1, 2010.
9. SUBSEQUENT EVENTS
     On June 15, 2006, Applix, Inc. (“Applix”), a publicly-held U.S. company that is a global provider of Business Performance Management and Business Intelligence applications based on Applix’s TM1, acquired all of the outstanding capital stock of the Company. The total purchase price for the acquisition was US$15.2 (Euro 12.0) million, consisting of US$11.45 (Euro 9.1) million in cash, US$2.5 (Euro 2.0) million in shares of Applix common stock and approximately US$1.27 (Euro 1.0) million of direct acquisition costs.
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